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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               ________________


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 7, 2001
                                                 -------------------------

                               P-Com, Inc.
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              (Exact name of registrant as specified in charter)



           Delaware                      0-25356                77-0289371
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 (State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)                File Number)        Identification No.)

3175 S. Winchester Boulevard, Campbell, California               95008
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code     (408) 866-3666
                                                    ----------------------------

                                   None
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        (Former name or former address, if changed since last report.)
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Item 5.  Other Events.
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               On February 7, 2001, our wholly-owned subsidiary P-Com Network
Services Limited sold all of the stock of R.T. Masts Limited to SpectraSite Transco Communications Limited. In exchange, we/P-Com Network Services Limited received 8,250,000 pounds sterling in cash, an additional 500,000 pounds sterling in cash in a 6-month escrow, and a 500,000 pounds sterling promissory note at LIBOR due in 2008. At the February 7, 2001 exchange rate of 1.45, the 9,250,000 pounds sterling sale price equated to approximately $13,400,000.

               R.T. Masts, which had 2000 revenue of approximately $20,000,000, was our services operation in the United Kingdom. We remain committed to and enthusiastic about the equipment business in the U.K. (and elsewhere) and the services business in the United States.

Item 7.  Financial Statement and Exhibits.
         --------------------------------

               1) Exhibit 10.86 - Agreement dated February 7, 2001 among P-Com, Inc., P-Com Network Services Limited, and SpectraSite Communications Limited.


                                  SIGNATURES
                                  ----------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  P-COM, INC.


DATE:  February 15, 2001          By: /s/ George P. Roberts
                                      ------------------------------------------
                                      Name:  George P. Roberts
                                      Title: Chief Executive Officer
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                                 EXHIBIT INDEX
                                 -------------

Exhibit
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10.86       Agreement dated February 7, 2001 among P-Com, Inc., P-Com Network
            Services Limited, and SpectraSite Transco Communications Limited.